U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          HEALTHNET INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

        Colorado                                              98-0206627
(State of Incorporation)                                (I.R.S. Employer ID No.)

                       Suite 301-1201 West Pender Street,
                       Vancouver, British Columbia V6E 2V2
                    (Address of principal executive offices)

                            STOCK PLAN FOR EMPLOYEES
                            DIRECTORS AND CONSULTANTS
                            (Full title of the Plan)

                                  Thomas Mills
                       Suite 301-1201 West Pender Street,
                       Vancouver, British Columbia V6E 2V2
                     (Name and address of agent for service)

                                 (604) 669-3573
          (Telephone number, including area code, of agent for service)

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

                                    CALCULATION OF REGISTRATION FEE

                                           Proposed Maximum
Title of Securities to    Amount to be     Offering Price Per      Proposed Aggregate      Amount of
be Registered             Registered       Share (1)               Offering Price          Registration Fee
-------------             ----------       ---------               --------------          ----------------

Common Stock              500,000          $0.59                   $300,000                $73.75

------------
(1) The Offering Price is used solely for the purposes of estimating the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated pursuant to the Securities Act of 1933 and is the average of the bid and asked price of the Company's common stock as of March 8, 2001. The actual Offering Price per Share is established pursuant to a Stock Plan for Employees, Directors and Consultants, set forth in Exhibit 99.1 to this Form S-8.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Healthnet International Inc. hereby incorporates by reference the contents of its registration statement on Form S-8 (File No. 333-47134).

                                ITEM 8. EXHIBITS

5.1* Opinion of Law Office of Reed & Reed, P.C., Attorneys at Law as to the legality of the Company's Common Stock being registered.

23.1*    Consent of Ernst & Young LLP

23.2*    Consent of Law Office of Reed & Reed, P.C. (contained in Exhibit 5.1)

99.1* Healthnet International Inc. Stock Plan for Employees, Directors and Consultants, as amended December 11, 2000 and January 30, 2001.

* Filed herewith


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on March 2, 2001.


     HEALTHNET INTERNATIONAL INC.

By:    /S/ Grant R. Johnson             By:    /s/ S. Ross Johnson
       --------------------------              --------------------------
       Grant R. Johnson,                       S. Ross Johnson, Chief Executive
       President and Director                  Officer and Chairman of the Board
                                               of Directors

Date:  March 8, 2001                    Date:  March 8, 2001
       --------------------------              --------------------------


By:    /S/ Trevor Shang                 By:    /S/ G. Bret Conkin
       --------------------------              --------------------------
       Trevor Shang, Controller                G. Bret Conkin,
                                               Chief Operating Officer

Date:  March 8, 2001                    Date:  March 8, 2001
       --------------------------              --------------------------


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ S. Ross Johnson                           /S/ Grant Johnson
---------------------------------             -----------------------------
S. Ross Johnson, Chief Executive              Grant Johnson,
Officer and Chairman of the Board             President and Director
of Directors

Date:  March 8, 2001                          Date:  March 8, 2001
       --------------------------                    --------------------------


/S/ Hartland M. MacDougall                    /S/ Raymond G. Harris
-----------------------------                 -----------------------------
Hartland M. MacDougall,  Director             Raymond G. Harris, Director

Date:  March 8, 2001                          Date:  March 8, 2001
       --------------------------                    --------------------------


/S/ Roger Johnson                             /S/ R. Dean Linden
-----------------------------                 -----------------------------
Roger Johnson, Director                       R. Dean Linden, Director

Date:  March 8, 2001                          Date:  March 8, 2001
       --------------------------                    --------------------------


/S/ Richard Painter
-----------------------------

Richard Painter, Director

Date:  March 8, 2001
       --------------------------